UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

SYMBID CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Marconistraat 16 3029 AK Rotterdam, The Netherlands		N/A
(Address of principal executive offices)		(Zip Code)

+ 31 (0) 041 34 601
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Other Events

On September 2, 2014 we determined not to proceed with the purchase of additional shares of Equidam Holding B.V. (“Equidam”), a Netherlands private limited liability corporation in which we presently hold an approximately 7% ownership interest.  Until August 2014, we held a 9% ownership interest in Equidam, which was diluted in connection with an equity financing by Equidam in which we determined not to participate.  As a consequence of the foregoing, the 3,000,000 shares of our common stock allocated to the prospective purchase of additional shares of Equidam delivered into escrow in connection with our December 6, 2013 Share Exchange Agreement with Symbid Holding B.V. and the former shareholders of Symbid Holding B.V., will be returned to us and cancelled.  270,000 of the shares of our common stock delivered into escrow and allocated to our existing ownership interest in Equidam will be distributed to the former shareholders of Symbid Holding B.V., subject to a 5% holdback to further secure the indemnification obligations of the former Symbid Holding B.V. shareholders under the Share Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Date: September 3, 2014	By:	/s/ Korstiaan Zandvliet
Korstiaan Zandvliet
President